Exhibit 10.1

[•], 2021

Roth CH Acquisition III Co.
888 San Clemente Drive, Suite 400
Newport Beach, CA 92660

Roth Capital Partners, LLC
888 San Clemente Drive, Suite 400
Newport Beach, CA 92660

Craig-Hallum Capital Group LLC
222 South Ninth Street, Suite 350
Minneapolis, MN 55402

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (the “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Roth CH Acquisition III Co., a Delaware corporation (the “Company”), and Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC (the “Representatives”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each Unit comprised of one share of common stock of the Company, par value $0.0001 per share (the “Common Stock”), and one-quarter of one redeemable warrant, each whole warrant exercisable for one share of Common Stock (each, a “Warrant”). Certain capitalized terms used herein are defined in paragraph [14][15] hereof.

In order to induce the Company and the Representatives to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.	If the Company solicits approval of its shareholders of a Business Combination, the undersigned will vote all shares beneficially owned by him or her, whether acquired before, in or after the IPO, in favor of such Business Combination.

2.	In the event that the Company fails to consummate a Business Combination within the time period set forth in the Company’s amended and restated certificate of incorporation, as the same may be further amended from time to time (the “Charter”), the undersigned will, as promptly as possible, take all necessary actions to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than 10 business days thereafter, redeem the IPO Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account not previously released to the Company (less taxes payable), divided by the number of then outstanding IPO Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in the cases of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account (“Claim”) and any remaining net assets of the Company as a result of such liquidation with respect to the Founder Shares and Private Placement Shares owned by the undersigned and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. However, if any of the undersigned have acquired IPO Shares in or after the IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such IPO Shares in the event that the Company fails to consummate a Business Combination within the time period set forth in the Charter. The undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any Warrants, all rights of which will terminate on the Company’s liquidation.

3.	The undersigned acknowledges and agrees that prior to entering into a definitive agreement for a Business Combination with a target business that is affiliated with the undersigned or any other Insiders of the Company or their affiliates, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such Business Combination is fair to the Company’s shareholders from a financial point of view.

4.	None of the undersigned, any member of the family of any of the undersigned, or any affiliate of the undersigned will be entitled to receive and will not accept any compensation or other cash payment prior to, or for services rendered in order to effectuate, the consummation of the Business Combination; provided that the Company shall be allowed to make the payments set forth in the Registration Statement adjacent to the caption “Prospectus Summary—The Offering—Limited payments to insiders.”

[5.

In the event of the liquidation of the Trust Account, the undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any target business or vendor or other person who is owed money by the Company for services rendered or products sold or contracted for, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount of funds in the Trust Account; provided that such indemnity shall not apply (i) if such target business, vendor or other person has executed an agreement waiving any claims against the Trust Account or (ii) as to any claims under the Company’s obligations to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.][1]

[5.][6.]
	(a)	The undersigned agrees that the Founder Shares may not be transferred, assigned or sold (except to certain permitted transferees as described in the Registration Statement or herein) (the “Lockup”) until the earlier to occur of: (1) six (6) months after the completion of a Business Combination or (2) the date following the completion of the Company’s initial Business Combination on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their shares of Common Stock for cash, securities or other property. Notwithstanding the foregoing, if the closing price of the Company’s Common Stock equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the Company’s initial Business Combination, 50% of the Founder Shares will be released from the Lockup.

	(b)	The undersigned will not, without the prior written consent of the Representatives pursuant to the Underwriting Agreement, offer, sell, contract to sell, pledge, hedge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any other Units, Common Stock or Warrants of the Company or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement.

1 Include for CR Financial Holdings, Inc. and Craig-Hallum Capital Group LLC, which are subject to indemnification obligations.

	(c)	The undersigned agrees that until the Company consummates an initial Business Combination, the undersigned’s Private Placement Units will be subject to the transfer restrictions described in the Subscription Agreement, dated as of the date hereof, by and between the Insiders and the Company relating to the undersigned’s Private Placement Units.

	(d)	Notwithstanding the provisions set forth in paragraphs [5][6](a) and (c), transfers, assignments and sales (a “Transfer”) by the undersigned of the Founder Shares, Private Placement Units and Common Stock issued or issuable upon the exercise of the Private Placement Units or conversion of the Founder Shares are permitted if the Transfer (i) is among the Insiders or to the Company’s officers, directors, advisors or employees; (ii) is to an Insider’s affiliates or its members upon liquidation; (iii) is to relatives and trusts for estate planning purposes; (iv) is by virtue of the law of descent and distribution upon death; (v) is pursuant to a qualified domestic relations order; (vi) involves a private sale made at a price no greater than the price at which the Founder Shares, Private Placement Units or Common Stock were originally purchased; or (vii) is to the Company for cancellation in connection with the consummation of the Business Combination, in each case (except for clause (vii)) where the transferee agrees to the terms of the escrow agreement and forfeiture, as the case may be, as well as the other applicable restrictions and agreements of the holders of the Founder Shares.

	(e)	The undersigned acknowledges and agrees that if, in order to consummate any Business Combination, the holders of Founder Shares or Private Placement Units are required to contribute back to the capital of the Company a portion of any such securities to be cancelled by the Company or transfer any such securities to third parties, the undersigned will contribute back to the capital of the Company or transfer to such third parties, at no cost, a proportionate number of Founder Shares or Private Placement Units, as applicable, pro rata with the other holders of Founder Shares or Private Placement Units, as applicable.
[6.][7.]

(a)	In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, the undersigned hereby agrees that until the earliest of the Company’s initial Business Combination or liquidation, the undersigned shall present to the Company for its consideration, prior to presentation to any other entity, any target business that has a fair market value of at least 80% of the assets held in the Trust Account (excluding any taxes payable on the interest earned on the trust account), subject to any existing or future fiduciary or contractual obligations the undersigned might have.

(b)	The undersigned hereby agrees and acknowledges that (i) the Representatives and the Company would be irreparably injured in the event of a breach of the obligations under paragraph [6][7](a) above, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

[7.][8.]	[The undersigned agrees to be a director or officer of the Company, as applicable, until the earlier of the consummation by the Company of an initial Business Combination or the liquidation of the Company. The undersigned’s biographical information previously furnished to the Company and the Representative is true and accurate in all material respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended. The undersigned’s FINRA Questionnaire previously furnished to the Company and the Representative is true and accurate in all material respects.][2] The undersigned represents and warrants that:

2 Include for insiders that are directors or officers of the Company.

(a)	He, she or it is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)	He, she or it has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c)	He, she or it has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

[8.][9.]	The undersigned has full right and power, without violating any agreement by which he, she or it is bound, to enter into this Letter Agreement [and to serve as a director or officer of the Company][3].

[9.][10.]	The undersigned hereby waives his, her or its right to exercise conversion/redemption rights with respect to any of the Company’s Common Stock owned or to be owned by the undersigned, directly or indirectly, whether such shares be part of the Founder Shares or IPO Shares, and agrees that he, she or it will not seek conversion/redemption with respect to such shares (or sell such shares to the Company in any tender offer) in connection with any vote to approve a Business Combination or any amendment to the Charter.

[10.][11.]	The undersigned hereby agrees to not propose, or vote in favor of, an amendment to Article Sixth of the Charter prior to the consummation of a Business Combination unless the Company provides public shareholders with the opportunity to convert/redeem their IPO Shares upon such approval in accordance with such Article Sixth thereof.

[11.][12.]	[The Founder Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 360 days immediately following the date of the effectiveness of the Registration Statement pursuant to Rule 5110(e)(1) of the FINRA Manual. Pursuant to FINRA Rule 5110(e)(1), the Founder Shares will not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the Founder Shares by any person for a period of 180 days immediately following the effective date of the Registration Statement or commencement of sales of the IPO, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners, provided that all Founder Shares so transferred remain subject to the lockup restriction above for the remainder of the time period. The holders of the Founder Shares have been granted registration rights with respect to such securities. Such registration rights being granted are subject to FINRA Rule 5110(g)(8).][4]

[12.][13.]	[The undersigned acknowledges and understands that for as long as the Warrants are held by him, her or it, or his, her or its designees or affiliates, the Warrants may not be exercised after five years from the date of the effectiveness of the Registration Statement.][5]

[13.][14.]	This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this Letter Agreement shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

3 Include for insiders that are directors or officers of the Company.

4 Include for insiders other than independent directors.

5 Include for insiders other than independent directors.

[14.][15.]	As used herein, (i) a “Business Combination” shall mean a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities; (ii) “Insiders” shall mean all officers, directors and sponsors of the Company immediately prior to the IPO; (iii) “Founder Shares” shall mean the 2,875,000 shares of Common Stock of the Company acquired by Insiders prior to the IPO; (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; (v) “Private Placement Units” and “Private Placement Shares” shall mean the units and underlying shares of Common Stock, respectively, that are being sold privately by the Company simultaneously with the consummation of the IPO; (vi) “Trust Account” shall mean the trust account into which the net proceeds of the Company’s IPO and a portion of the proceeds from the sale of the Private Placement Units will be deposited; and (vii) “Registration Statement” means the Company’s registration statement on Form S-1 (SEC File No. 333-252044) filed with the Securities and Exchange Commission, as amended.

[15.][16.]	This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

[16.][17.]	The undersigned acknowledges and understands that the Representatives and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Representatives a representative of, or a fiduciary with respect to, the Company, its shareholders or any creditor or vendor of the Company with respect to the subject matter hereof.

[17.][18.]	This Letter Agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This Letter Agreement shall terminate on the earlier of (i) the consummation of a Business Combination and (ii) the liquidation of the Company; provided that such termination shall not relieve the undersigned from liability for any breach of this Letter Agreement prior to its termination. The parties hereto may not assign either this Letter Agreement or any of their rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

[Signature Page Follows]

Sincerely,
By:	[INSIDER]
Name: [•]
Title: [•]

Acknowledged and Agreed:
Roth CH Acquisition III Co.

By:
Name: Byron Roth
Title: Co-Chief Executive Officer